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                                                                   EXHIBIT 10.30

STATE OF NORTH CAROLINA

COUNTY OF DURHAM                                           THIRD LEASE AMENDMENT

      THIS THIRD LEASE AMENDMENT (the "Amendment") is entered into and effective this 21st day of August, 2003, by and between PROPERTY RESERVE, INC, a Utah corporation (hereinafter "Landlord"), and DIGITAL RECORDERS, INC., a North Carolina corporation (hereinafter, "Tenant").

                                    RECITALS:

      A. The Prudential Savings Bank, F.S.B., as Trustee ("Prudential") and Tenant entered into a Lease Agreement dated December 18, 1998, as amended by First Lease Amendment dated December 11, 2002, and Second Lease Amendment dated June 18, 2003 between Landlord, successor in interest to Prudential's interest as landlord (as amended, the "Lease"), for approximately twenty-six thousand four hundred eighty-four (26,484) rentable square feet of space (the "Existing Premises") located in Suite 100, being at the east end of that certain building known as 4018 Patriot Drive, Durham, Durham County North Carolina 27709 (the "Building"), being part of that development known as One Park Center.

      B. Landlord and Tenant now desire to modify and amend the Lease pursuant to the terms and conditions contained herein.

                                   AGREEMENT:

      NOW, THEREFORE, for valuable consideration and ONE AND NO/100 DOLLARS ($1.00) paid by Tenant to Landlord, Landlord and Tenant agree that the Lease is modified and amended as follows:

      1. Commencing on the Additional Space Commencement Date, as defined herein, the Premises shall be expanded to include approximately Four Thousand Six Hundred Eighty-eight rentable square feet (4,688 r.s.f.), more or less, (the "Additional Space") on the west end of the Building, as shown on Exhibit A, attached hereto and incorporated herein by reference. As of the Additional Space Commencement Date, the Premises shall contain a total of Thirty-one Thousand One Hundred Seventy-two rentable square feet (31,172 r.s.f).

      2.    As of the Additional Space Commencement Date:

            a. Tenant's Pro Rata Share for operating expense pass throughs and other purposes shall be recalculated based on the revised square footage of the Premises; and

            b. The Base Year Amount for determining operating expense pass throughs attributable for the Additional Space incurred after the Additional Space

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                  Commencement Date shall be the operating expenses paid or
                  incurred by Landlord for calendar year 2003. The Base Year(s) for the Existing Space Shall remain unchanged; and

            c. In addition to the Base Rent on the Existing Premises, Tenant shall pay Base Rent on the Additional Space as follows:

                                                                   Installment of Monthly Base
                                  Month                                       Rent
                                  -----                                       ----
                  1 (beginning with the Additional Space                    $    0.00
                  Commencement Date)                                 (one month "free rent")
                  2-12                                                      $2,715.13
                  13-24                                                     $2,797.17
                  25-36                                                     $2,879.21
                  37-48                                                     $2,965.16
                  49-60                                                     $3,055.01
                  61-66*                                                    $3,144.87

                  *66 month term assumes Additional Space Commencement Date is November 1, 2003; Notwithstanding any assumed "lease term" it is understood that the Lease term is not extended by this Amendment and that the base rent for the Additional Space is based on a rate of $6.95 per rentable square foot with 3% annual escalations.

            d. Any other sums calculated based on rentable square footage of the Premises shall be recalculated based on 31,172 rentable square feet. The provisions of Paragraph 3(h) of the Lease limiting annual increases in Controllable Expenses shall not limit increases arising from the increase in the rentable square footage of the Premises.

            e. Except as specifically modified hereby, all references to "rent," "Base Rent," "operating expenses," and "additional rent" shall be interpreted to apply as and to reflect the revised square footage of the Premises.

      3. The term of the Lease shall not be affected by this Third Amendment; the Lease shall expire as of April 30, 2009, unless earlier terminated as set forth in the Lease.

      4. The "Addtional Space Commencement Date" shall mean the Scheduled Additional Space Commencement Date as defined in Exhibit B subject to adjustment as set out herein. Tenant agrees to execute a document setting out the actual Additional Space Commencement Date upon Landlord's request.

                                       2
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      IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment to Lease in triplicate originals, all as of the day and year first above-written.

                                          LANDLORD:

                                          PROPERTY RESERVE, INC.,
                                          a Utah corporation

                                          By: /s/ Mark B. Gibbons,
                                              -------------------------
                                          Name: _______________________
                                          Title: Mark B. Gibbons, President

                                          Date: 8/27/03

                                          TENANT:

                                          DIGITAL RECORDERS, INC.,
                                          a North Carolina corporation.

                                          By: /s/ Lawrence A. Taylor
                                              -------------------------
                                          Name: LAWRENCE A. TAYLOR
                                          Title: CFO & SECRETARY

                                          Date: 8/21/03

                                       3
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                                   EXHIBIT A

                                     [MAP]

                                    EXHIBIT B
                      POSSESSION AND LEASEHOLD IMPROVEMENTS

1. Landlord conveys and Tenant accepts the Additional Space in its current "as is" condition and configuration, except that Landlord at Tenant's sole cost (subject to the Tenant Allowance as described below) shall construct the improvements shown on Exhibit B-1 attached hereto and incorporated herein by reference. It is expressly understood and agreed that Landlord's obligation with respect to the construction and finishing of the Additional Space shall be limited to the scope of work described in Exhibit B-1 ("Landlord's Work") and shall in no event include any work not described in Exhibit B-1. All Landlord's Work shall constitute improvements to the Demised Premises which shall, at Landlord's option, become sole property of Landlord and shall remain at the Demised Premises upon expiration of the Lease or termination of Tenant's right to possession of the Demised Premises.

2. For purposes of this Amendment, the term "Scheduled Additional Space Commencement Date" shall mean November 15, 2003. Landlord will proceed to complete Landlord's Work. Landlord will deliver Landlord's Work and tender possession of the Additional Space to Tenant when the Landlord's Work has been completed to the extent that only minor construction details, which would not materially interfere with Tenant's use and enjoyment of the Additional Space, require completion or correction ("substantially completed"). The "Additional Space Commencement Date" is the day Landlord delivers Landlord's Work and tenders possession of the Additional Space (subject to the terms of Paragraph 6 below), which will be the Scheduled Additional Space Commencement Date, unless the Additional Space Commencement Date is extended according to Paragraph 5 below. Tenant shall accept the Landlord's Work and possession of the Additional Space when Landlord tenders and delivers them, provided the Landlord's Work has been substantially completed as set forth above, and provided further that Tenant shall not be required to accept possession prior to the Scheduled Additional Space Commencement Date.

3. Landlord and Tenant agree to execute a document after possession of the Additional Space is delivered to Tenant specifying the Additional Space Commencement Date.

4. In no event shall Tenant be required to occupy the Additional Space prior to the Scheduled Additional Space Commencement Date. If Tenant, with Landlord's consent, occupies the Additional Space or any part thereof prior to the Scheduled Additional Space Commencement Date, then Tenant's and Landlord's obligations as to the Additional Space, including the payment of rent as set forth hereunder, shall commence as of such earlier date, which shall be deemed the Additional Space Commencement Date for the purposes of the Lease and this Third Lease Amendment.

5. If Landlord fails to (i) tender possession of the Additional Space to Tenant; or (ii) deliver the Landlord's Work to Tenant on or before the Scheduled Additional Space

      Commencement Date, Landlord will not be in default or liable in damages to Tenant, nor will the obligations of Tenant be affected, provided however, that

      (a) the Additional Space Commencement Date will be extended automatically by one day for each day of the period after the Scheduled Additional Space Commencement Date to the day on which Landlord tender possession of the Demised Premises to Tenant, less any portion of that period attributable to Tenant's delays as more particularly described in Paragraph 6 below; and

      (b) if Landlord does not (i) tender possession of the Additional Space to Tenant and (ii) deliver the Landlord's Work to Tenant on or before the date six (6) months after the Scheduled Additional Space Commencement Date (plus any period of delay caused by Tenant's delays described in Paragraph 6 below,) Tenant shall have the right to terminate this Amendment, by delivering written notice of termination to Landlord not more than ten (10) days after such tender deadline date.

6. Notwithstanding anything contained herein to the contrary, the Additional Space Commencement Date (and therefore Tenant's obligations for the payment of rent with respect to the Additional Space) shall not be delayed or extended if Landlord is delayed in substantially completing Landlord's Work as a result of:

      (a) any delays in Tenant providing information requested by Landlord or approving plans, specifications, construction drawings in connection with the Landlord's Work;

      (b) Tenant's request for materials or installations as part of the Landlord's Work that are other than Building standard materials or installations.

      (c) any change order or changes in any drawings, plans or specifications requested by Tenant;

      (d) Tenant's failure to review or approve in a timely manner any item requiring Tenant's review or approval;

      (e) performance of any additional Tenant Improvements or any failure to complete or delay in completion of such work; or

      (f) any other act or omission of Tenant, or Tenant's architects, engineers, contractors or subcontractors (all of which will be deemed to be delays caused by Tenant).

      In such event, the Additional Space Commencement Date will only be extended under Paragraph 5 above until the date on which Landlord would have substantially completed the performance of such work but for such delays.

7. Notwithstanding anything contained herein or in the Lease to the contrary, Landlord may withhold its approval to any work, plans, specifications or drawings that require work which:

      (a) exceeds or adversely affects the capacity or integrity of the Building's structure or any of its heating, ventilating, air conditioning, plumbing, mechanical, electrical, communications or other systems;

      (b) is not approved by the holder of any mortgage, deed of trust or other lender who has a security interest in the Building or the lessor of any ground lease interest, if any;

      (c) would not be approved by a prudent operator of property similar to the Building;

      (d) violates any agreement which affects the Building or binds Landlord;

      (e) Landlord reasonably believes will increase the cost of operating or maintaining any of the Building's systems;

      (f) Landlord reasonably believes will reduce the market value of the subject premises or the Building at the end of the term of the Lease;

      (g) does not conform to applicable building codes or is not approved by any governmental authority having jurisdiction over the subject premises;

      (h) does not meet or exceed Building standard; or

      (i) Landlord reasonably believes will infringe on the architectural or historical integrity of the Building.

8. The cost to be paid for Landlord's Work shall cover the cost for installation of these improvements set out on Exhibit B-1, including any required permits; provided, however, in no event shall Landlord pay any costs for the above referenced items in excess of an aggregate of $56,256.00 (the "Tenant Allowance" being $12.00 per rentable square foot of the Additional Space). The Tenant Allowance may not be used to purchase equipment, furniture or materials for Tenant's business operations. The Tenant Allowance shall not be used to pay for work which Tenant performs itself. Any costs for the Landlord's Work in excess of the Tenant Allowance shall be paid to Landlord by Tenant prior to commencement of construction. Additionally, if during the course of performing Landlord's Work, Landlord reasonably determines that the cost of Landlord's Work shall exceed the Tenant Allowance, Tenant will, upon Landlord's request, deposit the amount of such excess with Landlord. Landlord's obligation to continue performance of Landlord's Work is subject to receipt of any such excess and delays caused by failure to deposit such excess shall constitute Tenant Delays. Failure by Tenant to pay same in full within ten (10) business days after being notified by Landlord shall constitute failure to pay Rent when due and shall constitute an event of default by Tenant hereunder, giving rise to all remedies available to Landlord under this Lease Agreement and at law or in equity for nonpayment of Rent. At Tenant's election, such election to be made within 10 days of the Additional Space Commencement Date, the excess of the upfit costs over the Tenant Allowance

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for approved initial upfit items shall be amortized over the term of the Lease at an interest rate of 8% per annum and Tenant shall pay such amortized cost monthly as Additional Rent.

                                  EXHIBIT B-1

                    [DIGITAL RECORDERS INC.- SPACE PLAN MAP]

                                  EXHIBIT B-1

                                                                       31-Jul-03

ADVANTIS CONSTRUCTION

ESTIMATE COVER SHEET

JOB: DAC
REF: CRAIG SCATES                               4,800- TOTAL R.S.F.
AT: ONE PARK CENTER
EST:   0
DRWG: WATERTOWN 7/16/03

                                DIVISION SUMMARY

                                                                          ALTERNATE
DIV 1000 - GENERAL COND./ SUPERVISION / CLEANING          $ 7,812.00
DIV 2000 - DEMOLITION                                       5,700.00
DIV 3000 - CONCRETE                                             0.00
DIV 4000 - MASONRY                                              0.00
DIV 5000 - METALS                                               0.00
DIV 6000 - CASEWORK                                         4,800.00
DIV 7200 - THERMAL & MOISTURE PROTECTION                        0.00
DIV 7500 - ROOFING                                              0.00
DIV 7900 - CAULKING                                             0.00
DIV 8000 - DOORS & HARDWARE                                 5,920.00
DIV 8800 - GLASS                                              840.00
DIV 9250 - FRAMING & DRYWALL REPAIR                        13,325.00
DIV 9510 - ACOUSTICAL REPAIR                                1,250.00
DIV 9310 - TILE                                                 0.00
DIV 9600 - RESILIENT/CARPET(VCT IN ASSEMBLY AREA)           7,950.00
DIV 9900 - PAINT                                            4,790.00
DIV 10000 - HYDRAULIC DOCK LIFT(3000# CAPACITY)                 0.00      $ 7,658.00
DIV 15400 - PLUMBING                                        1,650.00
DIV 15500 - SPRINKLER                                       5,750.00
DIV 15800 - H.V.A.C.(RELOCATE STATS DIFFUSER)               2,940.00
DIV 16000 - ELECTRICAL /FIRE ALARM                         15,155.00
                                                          ----------
                 SUB-TOTAL :                               77,882.00
                       FEE :                                7,788.20
                                                          ----------
                 TOTAL COST:                              $85,670.20
                                                          ==========
                 PER SQ.FT.:                              $    17.85
                                                          ----------